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                                                   Exhibit 16 to Form 8-K/A



March 22, 1999



Securities and Exchange Commission
Washington, DC 20549

RE:  Camera Platform International, Inc.
     File No. 0-14675

Dear Sir or Madam:

      We have read Item 4 of the Form 8-K/A of Camera Platforms International, Inc., dated March 22, 1999 and agree with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP


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